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                                                                   EXHIBIT 99.1


                  PROXY FOR SPECIAL MEETING ON AUGUST 13, 1996


TWENTIETH BANCORP, INC.                    THIS PROXY IS SOLICITED BY
1900 THIRD AVENUE                          MANAGEMENT AT THE DIRECTION OF
HUNTINGTON, WEST VIRGINIA 25703-0527       THE BOARD OF DIRECTORS OF
                                           TWENTIETH BANCORP, INC. AND MAY
                                           BE REVOKED PRIOR TO ITS EXERCISE


     KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Shareholder of Twentieth Bancorp, Inc. ("Twentieth"), Huntington, West Virginia, do hereby nominate, constitute and appoint ______________ and _____________ or any one of them, as my true and lawful attorney with full power of substitution, for me and in my name, place and stead, to vote all the capital stock of said corporation standing in my name on its books at the close of business on ___________, 1996 at the Special Meeting of Shareholders to be held August 13, 1996 at ____ p.m., Local Time, in the Third Floor Auditorium of The Twentieth Street Bank, 1900 Third Avenue, Huntington, West Virginia, or at any adjournment or adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows:

     1. A proposal to approve and ratify the proposed merger of Twentieth Bancorp, Inc. with and into Horizon Bancorp, Inc. ("Horizon") in accordance with the terms and conditions of the Plan of Merger and Reorganization by and between Twentieth and Horizon dated February 6, 1996.

           _____ FOR            _____ AGAINST           _____ ABSTAIN

     2. Any other business which may properly be brought before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE MERGER OF TWENTIETH BANCORP, INC. WITH AND INTO HORIZON BANCORP, INC. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

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THIS PROXY IS SOLICITED BY MANAGEMENT AT THE DIRECTION OF THE BOARD
OF DIRECTORS OF TWENTIETH BANCORP, INC.,  AND MAY BE REVOKED PRIOR TO ITS
EXERCISE.


                           Dated:  ________________________, 1996

                           ______________________________________
                           (Signature of Shareholder)

                           ______________________________________
                           (Signature of Shareholder)


                           When signing as attorney, executor,
                           administrator, trustee or guardian,
                           please give full title.  If more
                           than one trustee, all should sign.
                           ALL JOINT OWNERS MUST SIGN.  If a
                           corporation, please sign full
                           corporate name by President or other
                           authorized officer.  If a
                           partnership, please sign partnership
                           name by authorized person.